Exhibit 99.1

LML PAYMENT SYSTEMS COMPLETES $7.2 MILLION FINANCING

VANCOUVER, BC, March 26, 2008 — LML PAYMENT SYSTEMS INC. (“LML”) (NASDAQ: LMLP), a leading Payments Technology provider of financial payment solutions for e-commerce and traditional businesses, today announced that it has completed a private placement of 4 million shares of common stock at a price of $1.80 per share, with an institutional investor.

“We are pleased to have received this level of support from this institutional fund and anticipate furthering our plans of delivering shareholder value,” said Patrick H. Gaines, President and CEO of LML.

Ladenburg Thalmann & Co., Inc. acted as placement agent and financial advisor to the Company.

About Ladenburg Thalmann & Co., Inc. (www.ladenburg.com)

Ladenburg Thalmann Financial Services, included in the Russell 2000® and Russell 3000® indexes, is engaged in retail and institutional securities brokerage, investment banking, research and asset management services through its principal operating subsidiary, Ladenburg Thalmann & Co. Inc. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals. Ladenburg Thalmann Financial Services is based in Miami, Florida. Ladenburg Thalmann & Co. is based in New York City, with regional offices in Miami and Boca Raton, Florida; Melville, New York; Lincolnshire, Illinois; Los Angeles, California; Princeton, New Jersey; and Columbus, Ohio. Ladenburg Thalmann Financial Services also owns Investacorp Inc., a leading independent broker-dealer headquartered in Miami Lakes, Florida.

About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its subsidiaries Beanstream Internet Commerce Inc. in Canada and LML Payment Systems Corp. in the U.S., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses.  We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. Our intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.

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Forward looking statements in this news release include our plans to deliver shareholder value. Factors that could affect LML’s actual results include, among others, the impact, if any, of stock-based compensation charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect LML’s financial results is included in LML’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, LML undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Contacts:

Patrick H. Gaines                                                                           Investor Relations
President and CEO                                                                        (800) 888-2260
(604) 689-4440